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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended September 30, 2007

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	July 16, 2007	August 15, 2007	September 17, 2007
Allocation Dates during quarter:	July 17, 2007	August 16, 2007	September 18, 2007
	Payment Date during quarter:		NA
	AFCC Amount at beginning of quarter:		$813,940,165
	AFCC Amount at end of quarter:		$844,338,431
	On the Payment Date during the quarter:

	Accrued RVO Payment Amount as of the immediately preceding Allocation Date:		$—
	Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:		$—
	Accrued RVO Payment Amount as of such Payment Date:		$—
	Number of RVO's outstanding as of the applicable record date		N/A
	Payment per RVO:		$—
	As of the first Allocation Date during the quarter:
	Residual Cash Flow:
Residual Cash Flow Allocated for current period (includes $24,913.24 of sale proceeds from previously charged off loans)			$256,103
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—
Excess Litigation Reserve allocated:			$—
	RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$0
	Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$(0)
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:		$813,940,165
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$10,174,252
less:	Residual Cash Flow allocated to AFCC Amount:	$(256,103)
AFCC Amount after allocation:		$823,858,314
Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:		$—
As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period		$173,793
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)		$—
Excess Litigation Reserve allocated:		$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:		$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):		$0
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:		$(0)
Cumulative Litigation Expenses not covered by allocation (to be carried forward):		$(0)
AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:		$823,858,314
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$10,298,229
less:	Residual Cash Flow allocated to AFCC Amount:	$(173,793)
AFCC Amount after allocation:		$833,982,750
Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:		$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period		$69,103
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)		$—
Excess Litigation Reserve allocated:		$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:		$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):		$0
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:		$(0)
Cumulative Litigation Expenses not covered by allocation (to be carried forward):		$(0)
AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:		$833,982,750
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$10,424,784
less:	Residual Cash Flow allocated to AFCC Amount:	$(69,103)
AFCC Amount after allocation:		$844,338,431
Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:		$—

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  Exhibit 99.01
Residual Value Obligation
Quarterly certificate for the quarter ended September 30, 2007